UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 6, 2017
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 6, 2017, Herman Miller, Inc. (the “Company”) announced a realignment of its organizational structure with the objective of advancing deeper integration of all the Company’s businesses. In connection with the realignment, it also disclosed the following relating to its executive officers, effective immediately:

•
Gregory J. Bylsma, previously Chief Operating Officer of Herman Miller North America (Work and Learning) and a named executive officer in the Company’s most recent proxy statement, has been promoted to President, North America Contract.

•	B. Ben Watson, previously Executive Creative Director and a named executive officer in the Company’s most recent proxy statement, has been promoted to Chief Creative Officer.

•	Steve C. Gane, previously Executive Vice President and President of Geiger and Herman Miller Collection, has been promoted to President, Specialty Brands.

•	Jeremy Hocking, previously Senior Vice President of Strategic Planning and Business Development, has been promoted to Executive Vice President, Strategy and Business Development.

The Company’s press release relating to these changes is filed herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number             Description
99.1 Press release dated February 6, 2017.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	February 6, 2017	HERMAN MILLER, INC.
(Registrant)
		By:	/s/ H. Timothy Lopez H. Timothy Lopez
Senior Vice President - Legal Services, General Counsel and Secretary

Exhibit Index

Exhibit Number                Description
99.1 Press release dated February 6, 2017.